UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2014 (December 18, 2014)

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                Entry into a Material Definitive Agreement.

On December 23, 2014, New Mountain Finance Corporation (the “Company”) issued a press release announcing that on December 18, 2014 the Company entered into the Second Amended and Restated Loan and Security Agreement (together with the exhibits and schedules thereto, the “New Holdings Credit Facility”), by and among the Company, as the collateral manager, New Mountain Finance Holdings, L.L.C., as the borrower (the “Borrower”), Wells Fargo Securities, LLC, as the administrative agent (the “Administrative Agent”), and Wells Fargo Bank, National Association, as the lender and collateral custodian. A copy of the press release is attached hereto as Exhibit 99.1

Prior to entering into the New Holdings Credit Facility, the Borrower, a wholly-owned subsidiary of the Company, was a party to the Amended and Restated Loan and Security Agreement, dated as of May 19, 2011 (as subsequently amended, the “Old Holdings Credit Facility”).  In addition, New Mountain Finance SPV Funding, L.L.C., a wholly-owned subsidiary of the Borrower (the “Merging Borrower”), was previously a party to the Loan and Security Agreement, dated as of October 27, 2010 (as subsequently amended, the “SLF Credit Facility”).  Immediately prior to entering into the New Holdings Credit Facility, the Merging Borrower merged with and into the Borrower.  The New Holdings Credit Facility effectively amends and restates the Old Holdings Credit Facility, terminates the SLF Credit Facility, and combines the amount of borrowings previously available.

The maximum amount of revolving borrowings available under the New Holdings Credit Facility is $495,000,000, which is the aggregate of the $280,000,000 previously available under the Old Holdings Credit Facility and the $215,000,000 previously available under the SLF Credit Facility.  Under the New Holdings Credit Facility, the Borrower is still permitted to borrow up to 25.0%, 45.0% or 70.0% of the purchase price of pledged assets, subject to approval by the Administrative Agent. The New Holdings Credit Facility is non-recourse to the Company and is collateralized by all of the investments of the Borrower on an investment by investment basis.  The New Holdings Credit Facility contains certain customary affirmative and negative covenants. However, the covenants are generally not tied to mark to market fluctuations in the prices of the Borrower’s investments, but rather to the performance of the underlying portfolio companies.

The New Holdings Credit Facility matures on December 18, 2019 and bears interest at a rate of the London Interbank Offered Rate (“LIBOR”) plus 2.00% per annum for Broadly Syndicated Loans (as defined in the New Holdings Credit Facility) and LIBOR plus 2.75% per annum for all other loans. The New Holdings Credit Facility also charges a non-usage fee, based on the unused facility amount multiplied by the Non-Usage Fee Rate (as defined in the New Holdings Credit Facility). The Old Holdings Credit Facility was previously scheduled to mature on October 27, 2016 and bore interest at a rate of LIBOR plus 2.75% per annum. The SLF Credit Facility was previously scheduled to mature on October 27, 2016 and bore interest at a rate of LIBOR plus 2.00% per annum for first lien loans and LIBOR plus 2.75% per annum for second lien loans, respectively.

The description above is only a summary of the material provisions of the New Holdings Credit Facility and is qualified in its entirety by reference to the copy of the Second Amended and Restated Loan and Security Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 1.02                                           Termination of a Material Definitive Agreement.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits

(a)         Not applicable.

(b)         Not applicable.

(c)          Not applicable.

(d)         Exhibits.

Exhibit No.

10.1

Second Amended and Restated Loan and Security Agreement, dated as of December 18, 2014, by and among New Mountain Finance Corporation, as the collateral manager, New Mountain Finance Holdings, L.L.C., as the borrower, Wells Fargo Securities, LLC, as the administrative agent, and Wells Fargo Bank, National Association, as the lender and collateral custodian.

99.1	Press Release, dated December 23, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

Date: December 23, 2014	By:	/s/ Paula A. Bosco
		Name:	Paula A. Bosco
		Title:	Secretary